EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statement on Form S-8 (File No. 333-51702) of Connecticut Water Service, Inc. of our report dated June 24, 2005 relating to the financial statements of the Savings Plan of The Connecticut Water Company, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers, LLP
Boston, Massachusetts
July 14, 2005

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